UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2012

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51584	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ x ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 31, 2012, Berkshire Hills Bancorp, Inc. (“BHLB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Beacon Federal Bancorp, Inc. (“Beacon Federal”), pursuant to which Beacon Federal will merge with and into BHLB and Beacon Federal’s banking subsidiary Beacon Federal (“Beacon Bank”) will merge with and into BHLB’s banking subsidiary Berkshire Bank.

Under the terms of the Merger Agreement, 50% of the outstanding shares of Beacon Federal common stock will be converted into the right to receive 0.9200 of a share of BHLB common stock for each share of Beacon Federal common stock and the remaining 50% of outstanding shares of Beacon Federal common stock will be exchanged for $20.50 in cash. Beacon Federal stockholders will have the right to elect to receive cash or BHLB common stock as outlined above, subject to 50% of Beacon Federal common stock receiving BHLB common stock in accordance with the proration and allocation procedures contained in the Merger Agreement.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals. The merger is currently expected to be completed in the fourth quarter of 2012.

The directors and executive officers of Beacon Federal have agreed to vote their shares in favor of the approval of the Merger Agreement at the Beacon Federal stockholders’ meeting to be held to vote on the proposed transaction. One member of the Beacon Federal Board of Directors will be appointed to BHLB’s Board of Directors in accordance with the Merger Agreement. If the merger is not consummated under certain circumstances, Beacon Federal has agreed to pay BHLB a termination fee of $5.28 million.

The Merger Agreement also contains usual and customary representations and warranties that BHLB and Beacon Federal made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between BHLB and Beacon Federal may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between BHLB and Beacon Federal rather than establishing matters as facts.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety. A copy of a press release dated May 31, 2012, announcing the merger is included as Exhibit 99.1 to this Form 8-K. An information presentation with additional information about the merger will be posted on June 1, 2012 in the Investor Relations section of BHLB’s website at www.berkshirebank.com. BHLB has announced a press conference call/webcast with investors and the financial community to discuss the merger at 9:00 a.m. eastern time on Friday, June 1, 2012. Persons may participate in this call by dialing 866-893-0890 and entering the code: 5762559 or may listen to the webcast by selecting the related link in the Investor Relations section of the Company’s website at www.berkshirebank.com.

Additional Information for Stockholders

In connection with the proposed merger, BHLB will be filing a registration statement containing a proxy statement/prospectus on Form S-4 and other documents regarding the proposed transaction with the Securities and Exchange Commission (the “SEC”). Beacon Federal stockholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about BHLB and Beacon Federal and the proposed transaction. When available, copies of this proxy statement/prospectus will be mailed to Beacon Federal stockholders. Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to Berkshire Hills Bancorp, Inc., Attention – Investor Relations Department, 24 North Street, Pittsfield, Massachusetts 01201, or to Beacon Federal, 6611 Manlius Center Road, East Syracuse, New York 13057 or on its web site at www.beaconfederal.com. Copies of other documents filed by BHLB with the SEC may also be obtained free of charge at the SEC's web site or by directing a request to Beacon Federal at the address provided above.

BHLB and Beacon Federal and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Beacon Federal in connection with the proposed merger. Information about the directors and executive officers of BHLB is set forth in the proxy statement, dated March 30, 2012, for BHLB’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of Beacon Federal is set forth in the proxy statement, dated April 16, 2012, for Beacon Federal’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus when it becomes available.

Forward-Looking Statements

Certain statements contained in this current report on Form 8-K that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the proposed merger of BHLB and Beacon Federal and Berkshire Bank and Beacon Bank. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Berkshire Bank and Beacon Bank, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Berkshire Bank and Beacon Bank are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that BHLB and Beacon Federal file with the SEC.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of May 31, 2012, by and between Berkshire Hills Bancorp, Inc. and Beacon Federal Bancorp, Inc.

Exhibit 99.1	Joint News Release announcing the merger, dated May 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: June 1, 2012	By:	/s/ Kevin P. Riley
Kevin P. Riley
Executive Vice President and Chief Financial Officer